VBI Vaccines Responds to Unfounded Allegations in Globes Article

CAMBRIDGE, Mass. (September 16, 2018) – VBI Vaccines Inc. (NASDAQ: VBIV) (“VBI”, the “Company”) is the subject of an article published in Globes, Israel business news, on September 12, 2018, written by Gali Weinreb (the “Article”) alleging that VBI failed to meet its responsibilities of disclosure regarding a court case in Israel. Those allegations are not only false, but a gross mischaracterization of the facts. VBI holds itself to the highest standards of integrity and has been fully-compliant with disclosure requirements and regulations.

While there are numerous factual inaccuracies and misleading assumptions in the article, VBI believes it is appropriate and necessary to draw attention to a few specific allegations about the Company’s disclosure of the referenced agreement and associated court cases:

●	The agreement referenced in the Article, which is between SciVac Ltd., a wholly-owned subsidiary of VBI, and Mr. Nir Izhaki, is a marketing and distribution agreement for the territories of China, Taiwan, and UN Agencies, with an appendix to include Hong Kong when a business opportunity to purchase Sci-B-Vac is presented by Mr. Izhaki to SciVac Ltd.

●	In company filings, VBI discloses existing marketing and distribution agreements with an all-encompassing statement regarding the use of a network of distributors. Details regarding specific marketing and distribution agreements are only disclosed if, and when, they are deemed to be material agreements.

●	Hong Kong is the only included region where Sci-B-Vac is approved, though substantial revenue has not been generated in this territory. Approvals in the other jurisdictions are likely several years away, and payments under Mr. Izhaki’s agreement are directly tied to actual sales in those territories, which may never occur in a material amount.

●	Mr. Izhaki’s court claims are also immaterial relative to VBI’s current consolidated assets.

●	Given the above, the agreement with Mr. Izhaki and his court claims are not material to the Company in any manner and VBI, accordingly, had no duty to specifically disclose either the agreement or Mr. Izhaki’s claims in its public filings.

●	SciVac was not approached ahead of the publication of the Article, and, had the company been contacted, would have provided information and details that would have invalidated these allegations and corrected further misrepresentation.

VBI is currently evaluating what options are available to the Company and its stockholders to remedy the damage inflicted by this inaccurate and misleading article.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a commercial-stage biopharmaceutical company developing a next generation of vaccines to address unmet needs in infectious disease and immuno-oncology. VBI’s first marketed product is Sci-B-Vac®, a hepatitis B (HBV) vaccine that mimics all three viral surface antigens of the hepatitis B virus; Sci-B-Vac® is approved for use in Israel and 10 other countries. VBI’s eVLP Platform technology enables the development of enveloped virus-like particle (eVLP) vaccines that closely mimic the target virus to elicit a potent immune response. VBI is advancing a pipeline of eVLP vaccines, with lead programs in cytomegalovirus (CMV) and glioblastoma (GBM). VBI is headquartered in Cambridge, MA with research operations in Ottawa, Canada and research and manufacturing facilities in Rehovot, Israel.

●	Website Home: http://www.vbivaccines.com/

●	News and Insights: http://www.vbivaccines.com/wire/

●	Investors: http://www.vbivaccines.com/investors/

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The company cautions that such statements involve risks and uncertainties that may materially affect the company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the company, is set forth in the Company’s filings with the Securities and Exchange Commission and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2018, and filed with the Canadian security authorities at sedar.com on February 26, 2018, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Contact

Nicole Anderson, Communications Executive

Phone: (617) 830-3031 x124

Email: info@vbivaccines.com

VBI Investor Contact

Nell Beattie

Chief Business Officer

Email: IR@vbivaccines.com

VBI Media Contact

Burns McClellan, Inc.

Robert Flamm, Ph.D.

Phone: (212) 213-0006

Email: rflamm@burnsmc.com